certification [Exhibit 99.906 CERT]

James Colantino, Principal Executive Officer, and Laura Szalyga, Principal Financial Officer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Two Roads Shared Trust	Two Roads Shared Trust

/s/ James Colantino	/s/ Laura Szalyga
James Colantino	Laura Szalyga

Date:	1/8/2025	Date:	1/8/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.